Exhibit 10.4

Date:	April 23, 2010

To:	Michael D. Newman

From:	Steve Odland

Re:	Fiscal Year 2010 Bonus Target Percentage

It is with pleasure that I am confirming your bonus target percentage is set at 75% of eligible earnings for FY2010.

All other terms of your employment remain unchanged.

Please confirm your acceptance of this change by signing on the line below and returning this memo to Daisy Vanderlinde.

Position Acceptance:

/s/ Steve Odland	04/23/10
Steve Odland	Date

/s/ Michael D. Newman	04/24/10
Michael D. Newman	Date